EXHIBIT 3.2

AMENDED AND RESTATED
BYLAWS
OF
MONSTER WORLDWIDE, INC.
(as amended effective March 16, 2016)

ARTICLE I
OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, and State of Delaware.

Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of directors shall be held in the City of New York, State of New York at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 2. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 3. Notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than 60 days before the date of the meeting.

Section 4. Nominations of persons for election to the board of directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice with respect to such meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve any such proposal, or, in the case of a nomination or nominations, must have either complied with the requirements of Section 4A of these bylaws or, in the case of a nomination or nominations that are not to be included in the Corporation’s proxy statement in accordance with Section 4A of these bylaws, must have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in any case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the secretary not less than 45 or more than 75 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent being referred to in this section as a “Solicitation Notice”).

In the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the Corporation at least 55 days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Only persons nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in this section and in Section 8 of this Article and, if any proposed nomination or business is not in compliance with such procedures, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Notwithstanding the foregoing provisions of this section or of Sections 4A and 8 of this Article, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to matters set forth herein. Nothing in such provisions shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under such Act.

Section 4A. Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders held on or after January 1, 2017, subject to the provisions of this Section 4A, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors, or any committee thereof, the name, together with the Required Information (as defined below), of any person or persons nominated for election (the “Stockholder Nominees”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder for this purpose any two or more funds whose investment and voting decisions are made by a single manager or adviser) that satisfies the requirements of this Section 4A (such stockholder or stockholder group including each member thereof to the extent that the context so requires being referred to as the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 4A (the “Notice of Proxy Access Nomination”) to have its nominee or nominees included in the Corporation’s proxy materials pursuant to this Section 4A. If the Eligible Stockholder consists of a group of stockholders, any and all of the requirements and obligations for an Eligible Stockholder that are set forth in these bylaws, including, without limitation, the Minimum Holding Period (defined below), shall apply to each member of the group; provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate. For purposes of this Section 4A, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the

Corporation concerning the Stockholder Nominees and the Eligible Stockholder that the Corporation reasonably requires to be disclosed in the Corporation’s proxy statement by the regulations of the Securities Exchange Act of 1934, the laws of the State of Delaware and the rules and regulation of any securities exchange on which the Corporation’s stock is listed. If the Eligible Stockholder so desires, the Corporation shall include a statement, not to exceed 500 words, in support of the Stockholder Nominees’ candidacy (the “Statement”). The Eligible Stockholder shall certify to the Corporation that the Required Information and the Statement are true in all material respects (and do not omit to state a material fact necessary for the information provided or Statement made not to be misleading in context) and, as set forth below, shall hold the Corporation harmless from any damages, costs and reasonable expenses that the Corporation may incur if such certification is untrue. The Corporation may solicit against, and include in the proxy statement its own statement with respect to and Stockholder Nominee.

Except as expressly provided in this Section 4A, to be timely, the Notice of Proxy Access Nomination must comply with the procedures and timing set forth in the second paragraph of Section 4.

The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) and (ii) 25% of the total number of Directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 4A (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of Directors in office as so reduced. If the Board of Directors determines to increase the size of the board after the Final Proxy Access Nomination Date the Eligible Stockholders may designate an additional Stockholder Nominee if one would be permitted within the size limitation of the first sentence of this paragraph, and the Required Information with respect to such additional Stockholder Nominee(s) shall be deemed to have been timely given if given within the ten (10) day period referred to in the third paragraph of Section 4. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 4A has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 4A whom the Board of Directors decides to nominate for election to the Board of Directors and (ii) any Director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for any of the three (3) preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the preceding clause (i)) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 4A shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder

Nominees submitted by Eligible Stockholders pursuant to this Section 4A exceeds the maximum number of Stockholder Nominees provided for in this Section 4A. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 4A exceeds the maximum number of Stockholder Nominees provided for in this Section 4A, the highest ranking Stockholder Nominee who meets the requirements of this Section 4A from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 4A from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 4A from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

For purposes of this Section 4A, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both: (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale; (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation. A stockholder shall “own” shares held in the name of a custodian, nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has (i) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder or (ii) loaned such shares provided that (x) the stockholder both has the power to recall such loaned shares on not more than five (5) business days’ notice and recalls the loaned shares within five (5) business days of being notified that its Stockholder Nominee will be included in the Company’s proxy materials for the relevant annual meeting, and (y) the stockholder holds the recalled shares through the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, in each case, in its sole discretion. For purposes of this Section 4A, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination (i) the number of shares it is deemed to own for the purposes of this Section 4A and (ii) disclosure of option and derivative positions it holds with respect to shares and the terms of such option and derivative positions.

In order to make a nomination pursuant to this Section 4A, an Eligible Stockholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the Corporation’s outstanding stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 4A and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 4A, the “Required Ownership Percentage” is 3% or more, and the “Minimum Holding Period” is 3 years. For purposes of determining whether the Required Ownership Percentage has been met on any date, the Corporation and a stockholder shall deem the number of shares outstanding to be the number of shares reported to be outstanding on the Corporation’s most recent Annual or Quarterly Report filed by the Corporation with the Securities Exchange Commission; and if such a report states that the number of shares outstanding has been increased from the immediately preceding report, the stockholder shall have ten (10) trading days from the filing of the report disclosing such increase to increase his, her or its holdings to meet the Required Holding Percentage. Within the time period specified in this Section 4A for delivering the Notice of Proxy Access Nomination, an Eligible Stockholder must provide the following information in writing to the Secretary of the Corporation:

(i)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(ii)    the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 4 of these By-Laws;

(iii)    a representation that the Eligible Stockholder: (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not nominated and will not nominate for election any individual as a Director at the annual meeting, other than its Stockholder Nominees, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting, other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) will not distribute to any other Stockholder or use any proxy card other than the Corporation’s proxy card in connection with the annual meeting, (F) agrees to comply with all applicable laws and regulations with respect to any solicitation in connection with the meeting or applicable to the filing and use, if any, of soliciting material, and (G) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(iv)    an undertaking that the Eligible Stockholder agrees to: (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation; and (B) jointly and severally if a group indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 4A;

(v)    in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

Within the time period required by this Section 4A for delivering the Notice of Proxy Access Nomination, a Stockholder Nominee must deliver to the Secretary of the Corporation: (i) the information required with respect to persons whom a stockholder proposes to nominate for election or reelection as a Director by Section 4 of these By-Laws (including such person's written consent to being named in the proxy statement as a Stockholder Nominee and to serving as a Director if elected and including information as to the purpose of such nomination); (ii) a written representation and agreement executed by each Stockholder Nominee (in form provided by the Corporation) delivered to the Secretary at the principal executive offices of the Corporation, from such proposed Stockholder Nominee: (A) disclosing and, if elected as a Director during his or her term of office, providing such Director will disclose (1) any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a Director of the Corporation, will act or vote on any issue or question or (2) any other commitments that could limit or interfere with such Stockholder Nominee 's ability to comply, if elected as a Director of the Corporation, with such Stockholder Nominee 's fiduciary duties under applicable law, (B) disclosing, and providing such Director will disclose becoming a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification for candidacy or service as a Director, (C) if elected as a Director of the Corporation, providing such Director will comply with Section 4, this Section 4A and all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to Directors and in effect during such person's term in office as a Director (and, if requested by any proposed nominee, the Secretary of the Corporation shall provide to such proposed nominee all such policies and guidelines then in effect) and (D) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects (and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. At the request of the Corporation, the Stockholder Nominee(s) must submit all completed and signed questionnaires required of Directors and officers of the Corporation. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of exchange or exchanges upon which the stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s Directors.

In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

The Corporation shall not be required to include, pursuant to this Section 4A, a Stockholder Nominee in its proxy materials for any meeting of stockholders: (i) for which the Secretary of the Corporation receives a notice that a stockholder has nominated or intends to nominate a candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Section 4 of these By-Laws; (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the Corporation’s annual meeting other than its or other duly nominated Stockholder Nominee(s) or a nominee of the Board of Directors; (iii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of any exchange upon which the stock of the Corporation is traded, or any applicable state or federal law, rule or regulation; (iv) who is or has been, within the past two (2) years, an officer or Director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each case, in its sole discretion; or (ix) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to these bylaws, including, but not limited to, this Section 4A.

Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if: (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 4A, as determined by the Board of Directors or the chairman of the meeting of stockholders, in each case, in its or his or her sole discretion; (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 4A; or (iii) the Eligible Stockholder becomes ineligible or withdraws its nomination or a Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement.

Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either: (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting; or (ii) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election will be ineligible to be a Stockholder Nominee pursuant to this Section 4A for the next two (2) annual meetings. For the avoidance of doubt, this paragraph shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 4 of these By-Laws; provided that the same person may not simultaneously be a nominee under Section 4 and a Stockholder Nominee under this Section 4A.

The Board of Directors (and, where applicable, the chairman of the meeting of stockholders) shall have the exclusive power and authority to interpret the provisions of Sections 4 and 4A of these By-Laws and make all determinations deemed necessary or advisable in connection with Sections 4 and 4A. All such actions, interpretations and determinations that are done or made by the Board of Directors (and, where applicable, the chairman of the meeting of stockholders) shall be final, conclusive and binding on the Corporation, the stockholders and all other parties.

No stockholder shall be permitted to join more than one group of stockholders to become an Eligible Stockholder for purposes of nominations pursuant to this Section 4A per each annual meeting of stockholders.

This Section 4A shall be the exclusive method for stockholders to include nominees for Director in the Corporation’s proxy materials.

Section 5.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the principal place of business of the Corporation.

Section 6.    Special meetings of the stockholders, for any purpose or purposes unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board, the president or the chief executive officer and shall be called by the chairman of the board, the president, the chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 7.    Notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 8.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the board of directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 4 of this Article. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder’s notice required by the second paragraph of Section 4 of this Article shall be delivered to the secretary of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

Section 9.    The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 10.     The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 11. When a quorum is present at any meeting, and except as provided in Section 2 of Article III of these bylaws, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 12.     Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.

Section 13.     Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

Section 1.    The number of directors which shall constitute the whole board shall be not less than three and not more than twelve as shall be fixed from time to time by resolution passed by a majority of the whole board. Directors need not be stockholders, residents of Delaware or citizens of the United States.

Section 2.    (a)    The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until that director’s successor is elected and qualified. Except in a contested election, the vote required for election of a director by the stockholders shall be the affirmative vote of a majority of the votes cast in favor of or against the election of a nominee at a meeting of stockholders. In a contested election, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. An election shall be considered contested if at a meeting of the stockholders with respect to such election there are more director nominees standing for election than there are director positions to be filled through such election.

(b)    In any non-contested election, any incumbent director who is not elected by the affirmative vote of a majority of the votes cast in favor of or against the election of such nominee at a meeting of the stockholders shall promptly offer to tender his or her resignation to the chairman of the board of directors following certification of the stockholder vote. A committee of independent directors (as defined by the rules of the stock exchange on which the Corporation’s common stock is publicly traded) shall consider the offer to resign and recommend to the board of directors what action such committee believes should be taken in response to the offered resignation. In addition to any other factors the committee deems relevant, the committee shall consider the effect of such resignation on the Corporation’s compliance with any applicable law, rule, regulation or stock exchange rule. The board of directors shall act on such committee’s recommendation within 90 days following certification of the stockholder vote. The board of directors shall then promptly disclose its decision whether to accept the director’s resignation offer, including an explanation of how the decision was reached and, if applicable, the reasons for rejecting the resignation offer, in a Form 8-K to be filed or furnished with the Securities and Exchange Commission. Any director who offers his or her resignation pursuant to this provision shall not participate in the committee’s recommendation or the board of directors’ action regarding whether to accept the resignation offer. However, if the only directors who were duly elected by the stockholders in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Section 3.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, by a sole remaining director, or by the stockholders of the Corporation and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 4.    The business of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5.    The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6.    The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

Section 7.    Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 8.    Special meetings of the board may be called by the chairman of the board, the president, the chief executive officer or any director by providing 7 days’ notice to each director by telephone, facsimile or electronic transmission not less than 24 hours before the meeting.

Section 9.    At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if minutes are maintained in paper form and shall be in electronic form if minutes are maintained in electronic form.

Section 11. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 12. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meetings and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or by these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the Corporation.

Section 13. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

EXECUTIVE COMMITTEE

Section 14. The board of directors may, by resolution passed by a majority of the whole board of directors, designate an executive committee which shall have and may exercise all the powers and authority of the board of directors in the management of the business, properties and affairs of the Corporation, including authority to take all action provided by law and in the bylaws to be taken by the board of directors, except as such powers and authority are limited by Section 11 of this Article. The executive committee shall consist of those directors appointed by the board of directors. All acts done and powers conferred by the executive committee shall be deemed to be, and may be certified as being, done or conferred under authority of the board of directors.

COMPENSATION OF DIRECTORS

Section 15. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may also be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. The directors may also be granted stock options at the discretion of the board of directors. No such payment or compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

REMOVAL OF DIRECTORS

Section 16. Unless otherwise restricted by the certificate of incorporation or these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV
NOTICES

Section 1.    Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may also be given by electronic transmission in the manner provided in the Delaware General Corporation Law. Notice to directors may also be given by courier, telephone, telegram, telex, facsimile or electronic transmission or personally.

Section 2.    Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or waiver by electronic transmission by such person or persons, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1.    The officers of the Corporation shall be chosen by the board of directors and shall be a chairman of the board, a president and/or a chief executive officer, a secretary and a treasurer. The board of directors may also choose one or more vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.    The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board of directors, a president and/or a chief executive officer, a secretary and a treasurer.

Section 3.    The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.    The salaries of all officers and agents of the Corporation shall be fixed by the board of directors.

Section 5.    The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD

Section 6.    The chairman of the board of directors shall preside at all meetings of stockholders and of the board of directors. The chairman shall have such other powers and perform such other duties as are provided in these bylaws and, in addition thereto, as the board of directors may from time to time determine. The Vice Chairman of the board of directors shall perform such duties as may be prescribed by the board of directors.

THE PRESIDENT

Section 7.    The president shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 8.    The president (or the chief executive officer) shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

THE CHIEF EXECUTIVE OFFICER

Section 9.    The chief executive officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 10.     The chief executive officer (or the president) shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the Corporation.

THE VICE PRESIDENTS

Section 11. In the absence of the president or the chief executive officer, or in the event of the president’s or the chief executive officer’s inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president and/or the chief executive officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the president and/or the chief executive officer. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. The board may designate one or more vice presidents as a senior vice president.

THE SECRETARY AND ASSISTANT SECRETARY

Section 12. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the president or the chief executive officer, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the Corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the secretary’s signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by that officer’s signature.

Section 13. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary’s inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 14. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

Section 15. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president, the chief executive officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all the treasurer’s transactions as treasurer and of the financial condition of the Corporation.

Section 16. If required by the board of directors, the treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the Corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or control belonging to the Corporation.

Section 17. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1.    The shares of the Corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that any classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares of stock, shall be entitled to have a certificate for shares of stock of the Corporation signed by, or in the name of the Corporation by, the chairman or vice chairman of the board of directors, the president or the chief executive officer, or a vice president, the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by that holder in the Corporation.

Section 2.    Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if that person or entity were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3.    The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond or payment of applicable insurance premium in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 4.    Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the holder thereof, in person or by attorney duly authorized, and upon the surrender of a certificate or certificates, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the corporation shall be marked “Cancelled,” with the date of cancellation, by the secretary or assistant secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

FIXING RECORD DATE

Section 5.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the Corporation, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

REGISTERED STOCKHOLDERS

Section 6.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII
INDEMNIFICATION

Section 1.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.    The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.    To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4.    Any indemnification under Sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VII. Such determination shall be made, with respect to a person which is a director or officer at the time of such determination, (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

Section 5.    Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 7.    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

Section 8.    For purposes of Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 9.    For purposes of Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee, or agent, as the case may be, with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner that person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in Article VII.

Section 10.     The indemnification and advancement of expenses provided by, or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 11.     The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Article VII or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Corporation’s obligation to advance expenses (including attorneys’ fees).

ARTICLE VIII
GENERAL PROVISIONS
DIVIDENDS

Section 1.    Dividends upon the capital stock of the Corporation subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3.    The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

CHECKS

Section 4.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5.    The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

SEAL

Section 6.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX
AMENDMENTS

Section 1.    These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the entire board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.